EXHIBIT 4.2
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SHARED TECHNOLOGIES CELLULAR, INC.

                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is SHARED TECHNOLOGIES CELLULAR, INC.

                  2.  The   Corporation   hereby  amends  its   Certificate   of
Incorporation as follows:

                  PARAGRAPH FOURTH OF THE CERTIFICATE OF INCORPORATION RELATING TO THE NUMBER AND CLASS OF SHARES OF THE CORPORATION, IS HEREBY DELETED IN ITS ENTIRETY AND SHALL NOW READ AS FOLLOWS:

                           "FOURTH:  The total  number of shares of stock  which
                  the Corporation shall have authority to issue is 15,000,000 shares, of which 5,000,000 shall be Preferred Stock with a par value of $.01 per share and 10,000,000 shares shall be Common Stock with a par value of $.01 per share.

                           The  Corporation  shall  effect a .9414534 to 1 stock
                  split of the outstanding shares of the Common Stock of the Corporation, par value $.01 per share, by changing the 3,399,000 presently outstanding shares of Common Stock, par value $.01 per share, into 3,200,000 shares of Common Stock of the Corporation, par value $.01 per share.

                           The  Preferred  Stock is to be  issued in one or more
                  series, with each series to have such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions provided for the issue of each series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.


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                           The authority of the Board of Directors  with respect
                  to each series shall include, but not be limited to, the determination or fixing of the following:

                           (1) The number of shares to constitute the series and
                  the distinctive designation hereof;

                           (2) The amount or rate of  dividends on the shares of
                  the series, whether dividends shall be cumulative and, if so, from what date or dates;

                           (3) Whether the shares of the series shall be redeemable and, if redeemable, the terms and provisions upon which the shares of the series may be redeemed and the premium, if any, and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

                           (4) Whether the shares of the series shall be subject
                  to the operations of a retirement or sinking fund to be applied to the purchase or redemption of the shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (5) Whether the shares of the series shall be convertible into shares of any class or classes, with or without par value, or of any other series of the same class, and if convertible, the conversion price or prices or the rate at which the conversion may be made and the method, if any, of adjusting the same;

                           (6) The  rights of the  shares  of the  series in the
                  event   of   the   voluntary   or   involuntary   liquidation,
                  dissolution, or winding up of the Corporation;

                           (7) The  restrictions,  if any, on the payment of the
                  dividends upon, and the making of the distributions to, any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

                           (8) Whether the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

                           (9) Any other relative rights, preferences, and limitations on that series.

                  The holders of the Common Stock shall be entitled to one vote for each share of the Common Stock held."

                  3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 288 and 242 of the General Corporation Law of the State of Delaware.



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                  4. The effective time of the amendment  herein certified shall be upon the filing of this Certificate with the Secretary of State.


                  IN WITNESS WHEREOF, SHARED TECNOLOGIES CELLULR, INC. has caused this certificate to be signed by Anthony D. Autorino, its Chairman and attested to by Kenneth M. Dorros, its Secretary, this 5th day of January, 1995.


                                      SHARED TECHNOLOGIES CELLULAR, INC.


                                      By:  /s/Anthony D. Autorino
                                           -----------------------
                                           Anthony D. Autorino
                                           Chairman of the Board


         ATTEST:

         /s/ Kenneth M. Dorros
         ---------------------
         Kenneth M. Dorros, Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SHARED TECHNOLOGIES CELLULAR, INC.

                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is SHARED TECHNOLOGIES CELLULAR, INC.

                  2.  The   Corporation   hereby  amends  its   Certificate   of
Incorporation as follows:

                  PARAGRAPH FOURTH OF THE CERTIFICATE OF INCORPORATION RELATING TO THE NUMBER AND CLASS OF SHARES OF THE CORPORATION, IS HEREBY DELETED IN ITS ENTIRETY AND SHALL NOW READ AS FOLLOWS:

                           "FOURTH:  The total  number of shares of stock  which
                  the Corporation shall have authority to issue is 15,000,000 shares, of which 5,000,000 shall be Preferred Stock with a par value of $.01 per share and 10,000,000 shares shall be Common Stock with a par value of $.01 per share.

                           The  Corporation  shall effect a 1 to 1.5 stock split
                  of the outstanding shares of the Common Stock of the Corporation, par value $.01 per share, by changing the 3,200,000 presently outstanding shares of Common Stock, par value $.01 per share, into 2,133,333 shares of Common Stock of the Corporation, par value $.01 per share.

                           The  Preferred  Stock is to be  issued in one or more
                  series, with each series to have such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions provided for the issue of each series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.

                           The authority of the Board of Directors  with respect
                  to each series shall include, but not be limited to, the determination or fixing of the following:


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                           (1) The number of shares to constitute the series and
                  the distinctive designation hereof;

                           (2) The amount or rate of  dividends on the shares of
                  the series, whether dividends shall be cumulative and, if so, from what date or dates;

                           (3) Whether the shares of the series shall be redeemable and, if redeemable, the terms and provisions upon which the shares of the series may be redeemed and the premium, if any, and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

                           (4) Whether the shares of the series shall be subject
                  to the operations of a retirement or sinking fund to be applied to the purchase or redemption of the shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (5) Whether the shares of the series shall be convertible into shares of any class or classes, with or without par value, or of any other series of the same class, and if convertible, the conversion price or prices or the rate at which the conversion may be made and the method, if any, of adjusting the same;

                           (6) The  rights of the  shares  of the  series in the
                  event   of   the   voluntary   or   involuntary   liquidation,
                  dissolution, or winding up of the Corporation;

                           (7) The  restrictions,  if any, on the payment of the
                  dividends upon, and the making of the distributions to, any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

                           (8) Whether the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

                           (9)  Any  other  relative  rights  preferences,   and
                  limitations on that series.

                  The holders of the Common Stock shall be entitled to one vote for each share of the Common Stock held."

                  3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                  4. The effective time of the amendment herein certified shall be upon the filing of this Certificate with the Secretary of State.


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         Signed and attested on March 23, 1995.

                  IN WITNESS WHEREOF, SHARED TECHNOLOGIES CELLULAR, INC. has caused this certificate to be signed by Vincent DiVincenzo, its Chief Financial Officer and attested to by Kenneth M. Dorros, its Secretary, this 23rd day of March, 1995.


                                            SHARED TECHNOLOGIES CELLULAR, INC.


                                            By:  /s/  Vincent DiVincenzo
                                                 ------------------------------
                                                 Vincent DiVincenzo
                                                 Chief Financial Officer


         ATTEST:

         /s/  Kenneth M. Dorros
         -----------------------
         Kenneth M. Dorros, Secretary



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                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       SHARED TECHNOLOGIES CELLULAR, INC.

         It is hereby certified that:

         FIRST:  The name of the corporation (the "Corporation") is:

                       SHARED TECHNOLOGIES CELLULAR, INC.

         SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said paragraph of the following new paragraph:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares, of which 5,000,000 shall be Preferred Stock with a par value of $.01 per share and 20,000,000 shares shall be Common Stock with a par value of $.01 per share."

         THIRD: The Restated Certificate of Incorporation of the Corporation is hereby amended by cancelling the series of Preferred Stock known as Series A Convertible Preferred Stock created pursuant to the terms of the Certificate of Designations, Preferences and Rights dated December 29, 1995 and filed with the Secretary of State of Delaware on December 28, 1995 (the "Certificate of Designations"), all such issued and outstanding shares of Series A Convertible Preferred Stock having been converted to Common Stock, and there being no issuable shares remaining thereunder.

         FOURTH: The amendments of the Restated Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporations Law of the State of Delaware. Prompt written notice of the adoption of such amendments herein certified has been given to those stockholders who have not consented in writing thereto, pursuant to and as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on September 17, 1996.


                          /s/ Anthony D. Autorino
                              ------------------------------------------
                              Anthony D. Autorino, Chairman of the Board

Attest:

/s/Kenneth M. Dorros
   ------------------------------
   Kenneth M. Dorros, Secretary



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